EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
First Quarter 2022 Results
For the quarter ended March 31, 2022
(Compared to the quarter ended March 31, 2021)

–Pandemic-Related Restrictions and Reduced Visitation Continue to Impact Financial Results
–Generating Positive Adjusted Property EBITDA at Marina Bay Sands in Singapore
–Ongoing Investments in Capacity Expansion and Enhancement of Property Portfolio in Macao and Singapore Position the Company for Future Growth
–Safety and Security of Team Members and Guests and Support for Local Communities in Macao and Singapore Remain Fundamental to Our Efforts

LAS VEGAS, April 27, 2022 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended March 31, 2022.

“While pandemic-related restrictions continued to impact our financial results this quarter, we were able to generate positive EBITDA at Marina Bay Sands in Singapore, and for the company as a whole. We remain enthusiastic about the opportunity to welcome more guests back to our properties as greater volumes of visitors are eventually able to travel to Macao and Singapore,” said Robert G. Goldstein, chairman and chief executive officer. “We also remain steadfast in our commitment to supporting our team members and to helping those in need in each of our local communities as they recover from the impact of the COVID-19 pandemic.”

“We remain confident in the recovery of travel and tourism spending across our markets. Demand for our offerings from customers who have been able to visit remains robust, but pandemic-related travel restrictions in both Macao and Singapore continue to limit visitation and hinder our current financial performance.”

“Our industry-leading investments in our team members, our communities, and our Integrated Resort property portfolio position us exceedingly well to deliver future growth as these travel restrictions subside and the recovery comes to fruition. We are fortunate that our financial strength supports our investment and capital expenditure programs in both Macao and Singapore, as well as our pursuit of growth opportunities in new markets.”

Net revenue was $943 million, compared to $1.20 billion in the prior year quarter. Operating loss was $302 million, compared to $96 million in the prior year quarter. Net loss from continuing operations in the first quarter of 2022 was $478 million, compared to $280 million in the first quarter of 2021.

Consolidated adjusted property EBITDA was $110 million, compared to $244 million in the prior year quarter.

On February 23, 2022, LVS closed the sale of its Las Vegas real property and operations and received approximately $5.05 billion in cash proceeds, before working capital adjustments, transaction costs and income taxes. In addition, the company provided $1.20 billion in seller financing in the form of a six-year secured term loan. The financial position, results of operations and cash flows of the Las Vegas Operating Properties have been presented as a discontinued operation.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased to $547 million, compared to $771 million in the first quarter of 2021. Net loss for SCL was $336 million, compared to $213 million in the first quarter of 2021.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $156 million for the first quarter of 2022, compared to $154 million in the prior year quarter. Our weighted average borrowing cost in the first quarter of 2022 was 4.2% compared to 4.4% during the first quarter of 2021, while our weighted average debt balance increased compared to the prior year quarter due to borrowings of $251 million and $201 million under the SCL Credit Facility in October 2021 and March 2022, respectively.

Our income tax expense for the first quarter of 2022 was $2 million, compared to income tax expense of $14 million in the prior year quarter. The income tax expense for the first quarter of 2022 was primarily driven by a 17% statutory rate on our Singapore operations.

Balance Sheet Items
Unrestricted cash balances as of March 31, 2022 were $6.43 billion.

The company has access to $3.48 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit.

As of March 31, 2022, total debt outstanding, excluding finance leases and financed purchases, was $14.95 billion.

Capital Expenditures
Capital expenditures during the first quarter totaled $137 million, including construction, development and maintenance activities of $84 million in Macao, $50 million at Marina Bay Sands and $3 million in Corporate and Other.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, April 27, 2022 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the world’s preeminent developer and operator of world-class Integrated Resorts.

Our iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make our host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands in Singapore and The Venetian Macao, The Plaza and Four Seasons Hotel Macao, The Londoner Macao, The Parisian Macao and Sands Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Sands is dedicated to being a leader in corporate responsibility, anchored by our core tenets of serving people, planet and communities. Our ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America and recognition as one of Fortune’s World’s Most Admired Companies. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments and other third parties, including government-mandated property closures, vaccine mandates, regular testing requirements, other increased operational regulatory requirements or travel restrictions, on our business, results of operations, cash flows, liquidity and development prospects; risks relating to our gaming license and subconcession, including the extension of our subconcession in Macao that expires on June 26, 2022, the grant of any new concession in Macao and proposed amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, execute our previously announced capital expenditure programs in both Macao and Singapore, and produce future returns; new development, construction and ventures; government regulation; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; benchmark interest rate transitions for some of our debt instruments; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; our relationship with gaming promoters and customers; competition;

tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loans receivable; legal proceedings, judgments or settlements that may be instituted in connection with the sale of our Las Vegas real property and operations; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
First Quarter 2022 Results
Non-GAAP Measures

Within the company’s first quarter 2022 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income (loss),” and “hold-normalized adjusted earnings (loss) per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt, other income or expense and income (loss) from discontinued operations, net of income tax. Adjusted net income (loss) and adjusted earnings

(loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) from continuing operations before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.30% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.15% to 3.45% for our Macao and Singapore properties and applying a win percentage of 22.0% for Baccarat and 20.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 18.0% to 26.0% for Baccarat and 16.0% to 24.0% for non-Baccarat at our Las Vegas properties. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income (loss) and hold-normalized adjusted earnings (loss) per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income (loss) and adjusted earnings (loss) per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Casino	$627	$865
Rooms	95	96
Food and beverage	53	56
Mall	149	156
Convention, retail and other	19	23
Net revenues	943	1,196
Operating expenses:
Resort operations	838	957
Corporate	59	49
Pre-opening	4	5
Development	60	9
Depreciation and amortization	264	255
Amortization of leasehold interests in land	14	14
Loss on disposal or impairment of assets	6	3
	1,245	1,292
Operating loss	(302)	(96)
Other income (expense):
Interest income	4	1
Interest expense, net of amounts capitalized	(156)	(154)
Other expense	(22)	(17)
Loss from continuing operations before income taxes	(476)	(266)
Income tax expense	(2)	(14)
Net loss from continuing operations	(478)	(280)
Discontinued operations:
Income (loss) from operations of discontinued operations, net of tax	46	(62)
Gain on disposal of discontinued operations, net of tax	2,861	—
Income (loss) from discontinued operations, net of tax	2,907	(62)
Net income (loss)	2,429	(342)
Net loss attributable to noncontrolling interests	101	64
Net income (loss) attributable to Las Vegas Sands Corp.	$2,530	$(278)

Earnings (loss) per share — basic:
Net loss from continuing operations	$(0.49)	$(0.28)
Net income (loss) from discontinued operations, net of income taxes	3.80	(0.08)
Net income (loss) per common share	$3.31	$(0.36)

Earnings (loss) per share — diluted:
Net loss from continuing operations	$(0.49)	$(0.28)
Net income (loss) from discontinued operations, net of income taxes	3.80	(0.08)
Net income (loss) per common share	$3.31	$(0.36)

Weighted average shares outstanding:
Basic	764	764
Diluted	764	764

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Net Revenues
The Venetian Macao	$227	$340
The Londoner Macao	121	137
The Parisian Macao	74	87
The Plaza Macao and Four Seasons Macao	102	170
Sands Macao	20	35
Ferry Operations and Other	7	8
Macao Operations	551	777

Marina Bay Sands	399	426
Intercompany Royalties	22	25
Intersegment Eliminations (1)	(29)	(32)
	$943	$1,196

Adjusted Property EBITDA
The Venetian Macao	$19	$82
The Londoner Macao	(33)	(23)
The Parisian Macao	(11)	(8)
The Plaza Macao and Four Seasons Macao	32	70
Sands Macao	(17)	(18)
Ferry Operations and Other	(1)	(3)
Macao Operations	(11)	100

Marina Bay Sands	121	144
	$110	$244

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	8.4%	24.1%
The Londoner Macao
The Parisian Macao
The Plaza Macao and Four Seasons Macao	31.4%	41.2%
Sands Macao
Ferry Operations and Other
Macao Operations		12.9%

Marina Bay Sands	30.3%	33.8%

Total	11.7%	20.4%
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended March 31, 2022 and 2021, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation.

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Loss from Continuing Operations to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended
	March 31,
	2022	2021
Net loss from continuing operations	$(478)	$(280)
Add (deduct):
Income tax expense	2	14
Other expense	22	17
Interest expense, net of amounts capitalized	156	154
Interest income	(4)	(1)
Loss on disposal or impairment of assets	6	3
Amortization of leasehold interests in land	14	14
Depreciation and amortization	264	255
Development expense	60	9
Pre-opening expense	4	5
Stock-based compensation (1)	5	5
Corporate expense	59	49
Consolidated Adjusted Property EBITDA	$110	$244

Hold-normalized casino revenue (2)	(12)	(80)
Hold-normalized casino expense (2)	5	27
Consolidated Hold-Normalized Adjusted Property EBITDA	$103	$191
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended March 31, 2022 and 2021, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation.

(1)
During the three months ended March 31, 2022 and 2021, the company recorded stock-based compensation expense from continuing operations of $14 million and $7 million, respectively, of which $9 million and $2 million, respectively, is included in corporate expense on the company’s condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended March 31, 2022

	Adjusted Property EBITDA	Hold-Normalized Casino Revenue (1)	Hold-Normalized Casino Expense (2)	Hold-Normalized Adjusted Property EBITDA
Macao Operations	$(11)	$(12)	$5	$(18)
Marina Bay Sands	121	—	—	121
	$110	$(12)	$5	$103

	Three Months Ended March 31, 2021

	Adjusted Property EBITDA	Hold-Normalized Casino Revenue (1)	Hold-Normalized Casino Expense (2)	Hold-Normalized Adjusted Property EBITDA
Macao Operations	$100	$(46)	$21	$75
Marina Bay Sands	144	(34)	6	116
	$244	$(80)	$27	$191
____________________

Note:
The sale of the Las Vegas Operating Properties closed on February 23, 2022. The information for the three months ended March 31, 2022 and 2021, excludes the results of the Las Vegas Operating Properties, as they are classified as a discontinued operation.

(1)	For Macao Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.30%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.15% to 3.45%.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.
(2)	Represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to LVS to Adjusted Net Loss and Hold-Normalized Adjusted Net Loss:
	Three Months Ended
	March 31,
	2022	2021
Net income (loss) attributable to LVS	$2,530	$(278)

Pre-opening expense	4	5
Development expense	60	9
Loss on disposal or impairment of assets	6	3
Other expense	22	17
(Income) loss from discontinued operations, net of income taxes	(2,907)	62
Income tax impact on net income adjustments (1)	(14)	(2)
Noncontrolling interest impact on net income adjustments	(7)	(8)
Adjusted net loss from continuing operations attributable to LVS	$(306)	$(192)

Hold-normalized casino revenue (2)	(12)	(80)
Hold-normalized casino expense (2)	5	27
Income tax impact on hold adjustments (1)	—	5
Noncontrolling interest impact on hold adjustments	2	8
Hold-normalized adjusted net loss from continuing operations attributable to LVS	$(311)	$(232)

The following is a reconciliation of Diluted Income (Loss) per Share to Adjusted Loss per Diluted Share and Hold-Normalized Adjusted Loss per Diluted Share:
	Three Months Ended
	March 31,
	2022	2021
Per diluted share of common stock:
Net income (loss) attributable to LVS	$3.31	$(0.36)

Pre-opening expense	—	0.01
Development expense	0.08	0.01
Loss on disposal or impairment of assets	0.01	—
Other expense	0.03	0.02
(Income) loss from discontinued operations, net of income taxes	(3.80)	0.08
Income tax impact on net income adjustments	(0.02)	—
Noncontrolling interest impact on net income adjustments	(0.01)	(0.01)
Adjusted loss per diluted share from continuing operations	$(0.40)	$(0.25)

Hold-normalized casino revenue	(0.02)	(0.10)
Hold-normalized casino expense	0.01	0.04
Income tax impact on hold adjustments	—	—
Noncontrolling interest impact on hold adjustments	—	0.01
Hold-normalized adjusted loss per diluted share from continuing operations	$(0.41)	$(0.30)

Weighted average diluted shares outstanding	764	764
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(2)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$3,202	$5,363
Slot machine win per unit per day (2)	$101	$194
Average number of table games	631	629
Average number of slot machines	1,418	1,046

The Londoner Macao:
Table games win per unit per day (1)	$2,242	$2,522
Slot machine win per unit per day (2)	$60	$105
Average number of table games	476	476
Average number of slot machines	1,350	818

The Parisian Macao:
Table games win per unit per day (1)	$2,395	$2,726
Slot machine win per unit per day (2)	$41	$95
Average number of table games	272	267
Average number of slot machines	1,101	881

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day (1)	$5,839	$11,466
Slot machine win per unit per day (2)	$52	$106
Average number of table games	142	142
Average number of slot machines	165	45

Sands Macao:
Table games win per unit per day (1)	$1,221	$2,871
Slot machine win per unit per day (2)	$63	$113
Average number of table games	156	153
Average number of slot machines	714	530

Marina Bay Sands:
Table games win per unit per day (1)	$4,302	$4,077
Slot machine win per unit per day (2)	$671	$942
Average number of table games	526	580
Average number of slot machines	2,226	1,853

Las Vegas Operating Properties(3):
Table games win per unit per day (1)	$3,355	$1,938
Slot machine win per unit per day (2)	$518	$380
Average number of table games	197	179
Average number of slot machines	1,778	1,491
____________________

Note:	These casino statistics exclude table games and slot machines shutdown due to social distancing measures implemented as a result of the COVID-19 pandemic.
(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(3)	The sale of the Las Vegas Operating Properties closed on February 23, 2022. The Las Vegas Operating Properties are classified as a discontinued operation.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	March 31,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$157	$266	$(109)
Rooms	16	19	(3)
Food and Beverage	6	6	—
Mall	44	46	(2)
Convention, Retail and Other	4	3	1
Net Revenues	$227	$340	$(113)

Adjusted Property EBITDA	$19	$82	$(63)
EBITDA Margin %	8.4%	24.1%	(15.7)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$720	$1,231	$(511)
Rolling Chip Win %(1)	3.25%	4.43%	(1.18)	pts

Non-Rolling Chip Drop	$636	$908	$(272)
Non-Rolling Chip Win %	24.9%	27.4%	(2.5)	pts

Slot Handle	$423	$462	$(39)
Slot Hold %	3.0%	4.0%	(1.0)	pts

Hotel Statistics

Occupancy %	42.7%	47.2%	(4.5)	pts
Average Daily Rate (ADR)	$153	$157	$(4)
Revenue per Available Room (RevPAR)	$65	$74	$(9)
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	March 31,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$79	$91	$(12)
Rooms	19	19	—
Food and Beverage	8	7	1
Mall	14	14	—
Convention, Retail and Other	1	6	(5)
Net Revenues	$121	$137	$(16)

Adjusted Property EBITDA	$(33)	$(23)	$(10)
EBITDA Margin %

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$369	$523	$(154)
Rolling Chip Win %(1)	4.72%	3.71%	1.01	pts

Non-Rolling Chip Drop	$354	$408	$(54)
Non-Rolling Chip Win %	22.2%	21.7%	0.5	pts

Slot Handle	$232	$197	$35
Slot Hold %	3.1%	3.9%	(0.8)	pts

Hotel Statistics

Occupancy %	28.0%	35.5%	(7.5)	pts
Average Daily Rate (ADR)	$154	$173	$(19)
Revenue per Available Room (RevPAR)	$43	$61	$(18)
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized for government quarantine purposes during 2021 and 2022, and to house team members during 2022 due to travel restrictions were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	March 31,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$51	$59	$(8)
Rooms	11	12	(1)
Food and Beverage	3	5	(2)
Mall	8	10	(2)
Convention, Retail and Other	1	1	—
Net Revenues	$74	$87	$(13)

Adjusted Property EBITDA	$(11)	$(8)	$(3)
EBITDA Margin %

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$160	$114	$46
Rolling Chip Win %(1)	7.95%	(3.01)%	10.96	pts

Non-Rolling Chip Drop	$180	$300	$(120)
Non-Rolling Chip Win %	25.5%	23.0%	2.5	pts

Slot Handle	$123	$223	$(100)
Slot Hold %	3.3%	3.4%	(0.1)	pts

Hotel Statistics

Occupancy %	41.3%	46.7%	(5.4)	pts
Average Daily Rate (ADR)	$119	$118	$1
Revenue per Available Room (RevPAR)	$49	$55	$(6)
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized to house team members during 2022 due to travel restrictions were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	March 31,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$55	$115	$(60)
Rooms	9	11	(2)
Food and Beverage	4	4	—
Mall	34	39	(5)
Convention, Retail and Other	—	1	(1)
Net Revenues	$102	$170	$(68)

Adjusted Property EBITDA	$32	$70	$(38)
EBITDA Margin %	31.4%	41.2%	(9.8)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$574	$1,436	$(862)
Rolling Chip Win %(1)	3.29%	5.93%	(2.64)	pts

Non-Rolling Chip Drop	$215	$256	$(41)
Non-Rolling Chip Win %	25.9%	24.1%	1.8	pts

Slot Handle	$9	$4	$5
Slot Hold %	8.7%	10.8%	(2.1)	pts

Hotel Statistics

Occupancy %	35.8%	43.7%	(7.9)	pts
Average Daily Rate (ADR)	$440	$432	$8
Revenue per Available Room (RevPAR)	$157	$189	$(32)
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022. Rooms utilized to house team members during 2022 due to travel restrictions were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	March 31,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$17	$31	$(14)
Rooms	2	3	(1)
Food and Beverage	1	1	—
Net Revenues	$20	$35	$(15)

Adjusted Property EBITDA	$(17)	$(18)	$1
EBITDA Margin %

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$80	$484	$(404)
Rolling Chip Win %(1)	2.83%	4.34%	(1.51)	pts

Non-Rolling Chip Drop	$77	$122	$(45)
Non-Rolling Chip Win %	19.4%	15.1%	4.3	pts

Slot Handle	$124	$158	$(34)
Slot Hold %	3.3%	3.4%	(0.1)	pts

Hotel Statistics

Occupancy %	57.1%	71.5%	(14.4)	pts
Average Daily Rate (ADR)	$137	$138	$(1)
Revenue per Available Room (RevPAR)	$78	$99	$(21)
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	March 31,
(Dollars in millions)	2022	2021	Change
Revenues:
Casino	$268	$303	$(35)
Rooms	38	32	6
Food and Beverage	31	33	(2)
Mall	49	47	2
Convention, Retail and Other	13	11	2
Net Revenues	$399	$426	$(27)

Adjusted Property EBITDA	$121	$144	$(23)
EBITDA Margin %	30.3%	33.8%	(3.5)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,899	$1,512	$387
Rolling Chip Win %(1)	3.30%	5.59%	(2.29)	pts

Non-Rolling Chip Drop	$795	$674	$121
Non-Rolling Chip Win %	17.7%	19.1%	(1.4)	pts

Slot Handle	$3,282	$3,745	$(463)
Slot Hold %	4.1%	4.2%	(0.1)	pts

Hotel Statistics(2)

Occupancy %	83.8%	63.0%	20.8	pts
Average Daily Rate (ADR)	$257	$228	$29
Revenue per Available Room (RevPAR)	$215	$143	$72
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed at various times during 2021 and 2022.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).
(2)	During the three months ended March 31, 2022, approximately 500 rooms were under construction for renovation purposes.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Discontinued Operation
(Unaudited)

53-Day Period Ended February 22,
Las Vegas Operating Properties(1)
(Dollars in millions)	2022
Revenues:
Casino	$61
Rooms	78
Food and Beverage	43
Convention, Retail and Other	46
Net Revenues	$228

Adjusted Property EBITDA	$63
EBITDA Margin %	27.6%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$257
Table Games Win %(2)	13.6%

Slot Handle	$599
Slot Hold %	8.2%

Hotel Statistics

Occupancy %	84.6%
Average Daily Rate (ADR)	$247
Revenue per Available Room (RevPAR)	$209
____________________

(1)
On February 23, 2022, LVS closed on the sale of its Las Vegas Operating Properties and as a result have been classified as a discontinued operation. Results of the Las Vegas Operating Properties are through February 22, 2022.

(2)	This compares to our expected Baccarat win percentage of 18.0% to 26.0% and our expected non-Baccarat win percentage of 16.0% to 24.0% (calculated before discounts).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended March 31, 2022					TTM March 31, 2022
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$44	$39	88.6%	814,720	77.6%	$1,328

Shoppes at Four Seasons
Luxury Retail	22	20	90.9%	125,466	100.0%	9,144
Other Stores	12	11	91.7%	118,742	88.2%	2,548
Total	34	31	91.2%	244,208	94.3%	6,159

Shoppes at Londoner(3)	14	12	85.7%	555,806	56.7%	1,528

Shoppes at Parisian	8	6	75.0%	296,322	73.3%	586

Total Cotai Strip in Macao	100	88	88.0%	1,911,056	73.0%	2,151

The Shoppes at Marina Bay Sands	49	44	89.8%	622,242	98.9%	1,748

Total	$149	$132	88.6%	2,533,298	79.4%	$2,021
____________________

Note:
This table excludes the results of our mall operations at Sands Macao. As a result of the COVID-19 pandemic, tenants were provided rent concessions of $10 million at our Macao properties and $2 million at Marina Bay Sands.

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	The Shoppes at Londoner will feature more than 600,000 square feet of gross leasable area upon completion of all phases of the renovation and expansion to The Londoner Macao.